Exhibit 10.1
FIRST AMENDMENT TO THE
FORESTAR REAL ESTATE GROUP INC.
2007 STOCK INCENTIVE PLAN
     This First Amendment (this “First Amendment”) to the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (as amended, the “Plan”) is made by Forestar Group Inc. (f/k/a Forestar Real Estate Group Inc.), a Delaware corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).
     WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to increase the maximum aggregate number of Shares (as defined in the Plan) authorized under the Plan from 3,800,000 to 6,450,000 Shares;
     WHEREAS, the Board also deems it to be in the Company’s best interest to amend the Plan to (1) provide that Shares covered by an Award will be counted as used only to the extent actually issued under the Plan and (2) strengthen the prohibition on repricings of stock options and stock appreciation rights without stockholder approval;
     WHEREAS, Section 14 of the Plan authorizes the Board to amend the Plan; and
     WHEREAS, the rules of the New York Stock Exchange applicable to the Company require that the Company’s stockholders approve the First Amendment.
     NOW, THEREFORE, pursuant to the authority granted to the Board in Section 14 of the Plan, and subject to the approval of this First Amendment by the Company’s stockholders, the Plan is hereby amended as follows:
1.	The title of the Plan shall be revised to reflect the name change of the Company by deleting the original title and replacing it with the following: “FORESTAR GROUP INC. 2007 STOCK INCENTIVE PLAN”.

2.	Section 1.8 of the Plan is hereby amended by deleting the reference therein to “Forestar Real Estate Group Inc.” and replacing it with a reference to “Forestar Group Inc.”.

3.	Section 1.23 of the Plan is hereby amended by deleting the reference therein to “Real Estate”.

4.	The first sentence of Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:
“Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued under the Plan is 6,450,000 Shares.”
5.	Section 5.3 of the Plan is hereby amended by adding the following after the sentence therein:
“Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the

Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the exercise price of any Award granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the tendered Shares shall again be available for grant under this Plan. Furthermore, if a stock appreciation right (granted as an Other Stock-Based Award) (“SAR”) is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of a SAR is counted against the Shares available for issuance under the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.”
6.	Section 12 of the Plan is hereby amended by adding “(other than Options and SARs)” immediately after the reference therein to “The terms of an Award”.

7.	Section 15.1 of the Plan is hereby amended by deleting subsection (b) thereof in its entirety and replacing it with the following:
“(b) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares or other transaction referred to in Section 13 hereof), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, and further, outstanding Options or SARS may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.”
     Except as provided above, the Plan shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this First Amendment on this 4th day of March, 2009.

FORESTAR GROUP INC.
By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Chief Administrative Officer, General Counsel and Secretary

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